Exhibit 23.3



            CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-4) and related
Prospectus of School Specialty, Inc. for the registration of 3,000,000 shares of its common stock of our report dated January 30, 1998 with respect to the financial statements of Select Service & Supply Co.,
Inc., included in the Current Report (Form 8-K/A) of
School Specialty, Inc. dated February 9, 1999 filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP




Hackensack, New Jersey
November 5, 1999.